                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2002

                               SL INDUSTRIES, INC.
                               -------------------
               (Exact Name of Registrant as Specified in Charter)

New Jersey                               1-4987               21-0682685
----------------------------             ------------         -------------------
(State or Other Jurisdiction             (Commission          (I.R.S. Employer
of Incorporation)                        File Number)         Identification No.)

                         520 Fellowship Road, Suite A114
                         Mount Laurel, New Jersey 08054
                         ------------------------------
              (Address of Principal Executive Offices and Zip Code)

                                 (856) 727-1500
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
            ---------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.        OTHER EVENTS.

            On November 8, 2002, SL Industries,  Inc. (the "Company")  announced that a jury verdict has been  rendered in the lawsuit  filed by Eaton  Aerospace
LLC ("Eaton") against SL Montevideo Technology,  Inc. ("SL-MTI"),  the Company's
subsidiary,  in the amount of approximately $650,000. Prior to trial, SL-MTI had admitted  an  additional  liability  in the  approximate  amount of  $35,000.  A judgment on the matter will also include  interest,  and may include costs.  The lawsuit  was filed by Eaton  against  SL-MTI  in the fall of 2000 in the  United
States District Court for the Western  District of Michigan,  alleging breach of contract  and  warranty  in  the  defective  design  and  manufacture  of a high precision motor, and sought  compensatory  damages of approximately  $3,900,000.
SL-MTI is considering all of its options regarding the decision.

            For additional  information,  reference is made to the press release attached hereto as Exhibit 99.1.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)         Exhibits.

            The following is filed as an Exhibit to this Report:

Exhibit Number          Description
--------------          -----------

99.1                    Press Release dated November 8, 2002.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SL Industries, Inc.

Date:  November 12, 2002                     By: /s/ David R. Nuzzo
                                                 ------------------------------
                                                 David R. Nuzzo
                                                 Vice President Finance and
                                                 Administration

                                  EXHIBIT INDEX

             Exhibit Number          Description
             --------------          -----------

             99.1                    Press Release dated November 8, 2002.